EXHIBIT 10.2

GUARANTY AND COLLATERAL AGREEMENT

made by

AFTERMARKET TECHNOLOGY CORP.

and certain of its Subsidiaries

in favor of

BANK OF AMERICA, N.A.,
as Administrative Agent

Dated as of March 21, 2006

TABLE OF CONTENTS

                                                                                        Page
SECTION 1.	DEFINED TERMS	1
1.1	Definitions	1
1.2	Other Definitional Provisions	4

SECTION 2.	GUARANTEE	5
2.1	Guarantee	5
2.2	Right of Contribution	5
2.3	No Subrogation	6
2.4	Amendments, etc. with respect to the Obligations	6
2.5	Subordination	7
2.6	Guarantee Absolute and Unconditional	7
2.7	Reinstatement	8
2.8	Payments	8

SECTION 3.	GRANT OF SECURITY INTEREST	8

SECTION 4.	REPRESENTATIONS AND WARRANTIES	9
4.1	Representations in Credit Agreement	9
4.2	Title; No Other Liens	10
4.3	Perfected First Priority Liens	10
4.4	Jurisdiction of Organization; Chief Executive Office	10
4.5	Inventory and Equipment	11
4.6	Farm Products	11
4.7	Investment Property	11
4.8	Receivables	11
4.9	Intellectual Property	11
4.10	Commercial Tort Claims	12

SECTION 5.	COVENANTS	12
5.1	Covenants in Credit Agreement	12
5.2	Delivery of Instruments, Certificated Securities and Chattel Paper	12
5.3	Maintenance of Insurance	13
5.4	Payment of Obligations	13
5.5	Maintenance of Perfected Security Interest; Further Documentation	13
5.6	Changes in Locations, Name, etc	14
5.7	Notices	14
5.8	Investment Property	15
5.9	Receivables	16
5.10	Intellectual Property	16

SECTION 6.	REMEDIAL PROVISIONS	17
6.1	Certain Matters Relating to Receivables	17
6.2	Communications with Obligors; Domestic Loan Parties Remain Liable	18
6.3	Pledged Stock	19

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TABLE OF CONTENTS
(continued)

                                                                                                        Page
6.4	Proceeds to be Turned Over To Agent	20
6.5	Application of Proceeds	20
6.6	Code and Other Remedies	20
6.7	Registration Rights	21
6.8	Deficiency	22

SECTION 7.	THE ADMINISTRATIVE AGENT	22
7.1	Agent’s Appointment as Attorney-in-Fact, etc	22
7.2	Duty of the Administrative Agent	24
7.3	Execution of Financing Statements	24
7.4	Authority of the Administrative Agent	24

SECTION 8.	MISCELLANEOUS	25
8.1	Amendments in Writing	25
8.2	Notices	25
8.3	No Waiver by Course of Conduct; Cumulative Remedies	25
8.4	Enforcement Expenses; Indemnification	25
8.5	Successors and Assigns	26
8.6	Set-Off	26
8.7	Foreign Currency	26
8.8	Counterparts	27
8.9	Severability	27
8.10	Section Headings	27
8.11	Integration	27
8.12	GOVERNING LAW	27
8.13	Submission To Jurisdiction; Waivers	27
8.14	Acknowledgements	28
8.15	WAIVER OF JURY TRIAL	28
8.16	Additional Domestic Loan Parties	28
8.17	Releases	28

SCHEDULES
Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Existing Lien
Schedule 8	Commercial Tort Claims

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GUARANTY AND COLLATERAL AGREEMENT

    GUARANTY AND COLLATERAL AGREEMENT, dated as of March 21, 2006, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Domestic Loan Parties”), in favor of Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of March 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aftermarket Technology Corp., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and JPMorgan Chase Bank, N.A., as Syndication Agent and L/C Issuer.

W I T N E S S E T H:

    WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

    WHEREAS, the Company and the Designated Borrowers are members of an affiliated group of companies that includes each other Domestic Loan Party;

    WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Domestic Loan Parties in connection with the operation of their respective businesses;

    WHEREAS, the Borrowers and the other Domestic Loan Parties are engaged in related businesses, and each Domestic Loan Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

    WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Domestic Loan Parties shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

    NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Domestic Loan Party hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1. DEFINED TERMS

1.1   Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Commercial Tort Claims, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, Instruments, Inventory, Letter of Credit Rights, Securities Accounts and Supporting Obligations.

(b)	The following terms shall have the following meanings:

“Agreement”: this Guaranty and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming any Domestic Loan Party as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“General Intangibles”: all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Domestic Loan Party, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Domestic Loan Party is a party or under which such Domestic Loan Party has any right, title or interest or to which such Domestic Loan Party or any property of such Domestic Loan Party is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Domestic Loan Party to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Domestic Loan Party to damages arising thereunder and (iii) all rights of such Domestic Loan Party to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Domestic Loan Party of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest  have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Domestic Loan Party to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Domestic Loan Party of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Domestic Loan Party to the Company or any of its Subsidiaries.

“Investment Property”: the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Control Accounts”: means all Deposit Accounts (other than payroll accounts and zero balance accounts) and Securities Accounts of the Domestic Loan Parties over which the Administrative Agent does not have “control” (within the meaning of the applicable Uniform Commercial Code).

“Obligations”: as defined in the Credit Agreement.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Domestic Loan Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Domestic Loan Party and all other promissory notes issued to or held by any Domestic Loan Party (other than promissory notes issued in connection with extensions of trade credit by any Domestic Loan Party in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Domestic Loan Party while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, domain names, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Domestic Loan Party of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

1.2   Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c)  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Domestic Loan Party, shall refer to such Domestic Loan Party’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

     2.1     Guarantee. (a) Each of the Domestic Loan Parties that are not Borrowers hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each other Loan Party when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)  Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Domestic Loan Party hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Domestic Loan Party under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2); provided, that this paragraph shall not limit the obligations of the Borrowers under the Credit Agreement.

(c)  Each Domestic Loan Party agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Domestic Loan Party hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)  The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations (other than Related Credit Arrangements) and the obligations of each Domestic Loan Party under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

(e)  No payment made by the Borrowers, any of the other Domestic Loan Parties, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrowers, any of the other Domestic Loan Parties, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Domestic Loan Party hereunder which shall, notwithstanding any such payment (other than any payment made by such Domestic Loan Party in respect of the Obligations or any payment received or collected from such Domestic Loan Party in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Domestic Loan Party hereunder until the Obligations (other than Related Credit Arrangements) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2   Right of Contribution. Each Domestic Loan Party hereby agrees that to the extent that a Domestic Loan Party that is not a Borrower shall have paid more than its proportionate share of any payment made hereunder, such Domestic Loan Party shall be entitled to seek and receive contribution from and against any other Domestic Loan Party hereunder which has not paid its proportionate share of such payment. Each Domestic Loan Party’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Domestic Loan Party to the Administrative Agent and the Lenders, and each Domestic Loan Party shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Domestic Loan Party hereunder.

2.3    No Subrogation. Notwithstanding any payment made by any Domestic Loan Party hereunder or any set-off or application of funds of any Domestic Loan Party by the Administrative Agent or any Lender, no Domestic Loan Party shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or any other Domestic Loan Party or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Domestic Loan Party seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Domestic Loan Party in respect of payments made by such Domestic Loan Party hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Obligations (other than Related Credit Arrangements) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Domestic Loan Party on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Domestic Loan Party in trust for the Administrative Agent and the Lenders, segregated from other funds of such Domestic Loan Party, and shall, forthwith upon receipt by such Domestic Loan Party, be turned over to the Administrative Agent in the exact form received by such Domestic Loan Party (duly indorsed by such Domestic Loan Party to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent, with the consent of the Required Lenders, may determine.

2.4    Amendments, etc. with respect to the Obligations. Each Domestic Loan Party shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Domestic Loan Party and without notice to or further assent by any Domestic Loan Party, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5    Subordination. Each Domestic Loan Party hereby subordinates the payment of all obligations and indebtedness of any Borrower owing to such Domestic Loan Party, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to such Domestic Loan Party as subrogee of the Administrative Agent or the Lenders or resulting from such Domestic Loan Party’s performance under this Guaranty and Collateral Agreement, to the indefeasible payment in full in cash of all Obligations. If the Administrative Agent so requests, any such obligation or indebtedness of the Borrowers to a Domestic Loan Party shall be enforced and performance received by such Domestic Loan Party as trustee for the Administrative Agent and the Lenders and the proceeds thereof shall be paid over to the Administrative Agent on account of the Obligations, but without reducing or affecting in any manner the liability of such Domestic Loan Party under this Guaranty and Collateral Agreement.

2.6    Guarantee Absolute and Unconditional. Each Domestic Loan Party waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and any of the other Domestic Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Domestic Loan Party waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the other Domestic Loan Parties with respect to the Obligations. Each Domestic Loan Party understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or such Domestic Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of such Domestic Loan Party under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Domestic Loan Party, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Domestic Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Domestic Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Domestic Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Domestic Loan Party of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Domestic Loan Party. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.7    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Domestic Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any other Domestic Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.8    Payments. Each Domestic Loan Party hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent set forth in the Credit Agreement. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting the Borrowers, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by economic, political, regulatory or other events in the countries where any Borrower is located.

SECTION 3. GRANT OF SECURITY INTEREST

        Each Domestic Loan Party hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Domestic Loan Party or in which such Domestic Loan Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)     all Accounts;

(b)     all Chattel Paper;

(c)     all Commercial Tort Claims identified on Schedule 8;

(d)     all Deposit Accounts;

(e)     all Documents;

(f)     all Equipment;

(g)    all Fixtures;

(h)    all General Intangibles;

(i)     all Instruments;

(j)     all Intellectual Property;

(k)    all Inventory;

(l)     all Investment Property;

(m)   all Letter of Credit Rights;

(n)    all other property not otherwise described above;

(o)    all books and records pertaining to the Collateral; and

(p)    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

    provided, however, that (i) Collateral hereunder shall not include any real property leases (except to the extent rights under such leases are covered by the Uniform Commercial Code) or other real property, and (ii) notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Laws of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Laws or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Laws or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Sections 9-406, 9-407 or 9-408 of the New York UCC or other applicable law; provided, further, that for purposes of the foregoing, it is understood and agreed that upon request of the Administrative Agent, the applicable Domestic Loan Party will use its commercially reasonable efforts to obtain a consent if permissible by the applicable Laws or the applicable contract, license, agreement, instrument or other document to the extent necessary to permit the Administrative Agent to dispose of related goods included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES

      To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Domestic Loan Party hereby represents and warrants to the Administrative Agent and each Lender that:

      4.1    Representations in Credit Agreement. In the case of each Domestic Loan Party other than the Borrowers, the representations and warranties set forth in Article V of the Credit Agreement as they relate to such Domestic Loan Party or to the Loan Documents to which such Domestic Loan Party is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Domestic Loan Party’s knowledge.

4.2    Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Domestic Loan Party owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Domestic Loan Party may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Domestic Loan Party. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, Lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.3    Perfected First Priority Liens. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral (provided that, with respect to the Foreign Subsidiary Voting Stock of any Foreign Subsidiary pledged hereunder, the security interest therein may not constitute a valid perfected security interest under laws other than those of the United States) in favor of the Administrative Agent, for the ratable benefit of the Lenders as collateral security for such Domestic Loan Party’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Domestic Loan Party and any Persons purporting to purchase any Collateral from such Domestic Loan Party (except for dispositions permitted under the Loan Documents) and are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens described on Schedule 7.

4.4    Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Domestic Loan Party’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Domestic Loan Party’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Domestic Loan Party has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

4.5    Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.6    Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7    Investment Property. (a) The shares of Pledged Stock pledged by such Domestic Loan Party hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Domestic Loan Party or, in the case of Foreign Subsidiary Voting Stock, 65% of all the issued and outstanding Foreign Subsidiary Voting Stock of each Issuer owned by such Domestic Loan Party.

(b)  All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)  Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)  Such Domestic Loan Party is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.8    Receivables. (a) No amount in excess of $100,000 payable to such Domestic Loan Party under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(b)  None of the obligors on any material amount of Receivables is a Governmental Authority.

(c)  The amounts represented by such Domestic Loan Party to the Lenders from time to time as owing to such Domestic Loan Party in respect of the Receivables will at such times be accurate in all material respects.

4.9    Intellectual Property. (a) Schedule 6 lists all Intellectual Property that is registered or subject to a pending application for registration and is owned by such Domestic Loan Party in its own name on the date hereof.

(b)  On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person in any material respect.

(c)  Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Domestic Loan Party is the licensor or franchisor.

(d)  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Domestic Loan Party’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)  No action or proceeding is pending, or, to the knowledge of such Domestic Loan Party, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Domestic Loan Party’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

4.10   Commercial Tort Claims. As of the date hereof, Schedule 8 lists all Commercial Tort Claims of such Domestic Loan Party having a value of more than $100,000 that it has elected to prosecute in its reasonable business judgment. If any Domestic Loan Party shall at any time hold or acquire a Commercial Tort Claim that it has elected to prosecute in its reasonable business judgment having a value together with all other Commercial Tort Claims of all Domestic Loan Parties in which the Administrative Agent does not have a security interest in excess of $250,000 in the aggregate, such Domestic Loan Party shall promptly notify the Administrative Agent in writing signed by such Domestic Loan Party of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5. COVENANTS

    Each Domestic Loan Party covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations (other than Related Credit Arrangements) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1   Covenants in Credit Agreement. Each Domestic Loan Party shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Domestic Loan Party or any of its Subsidiaries.
5.2   Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.3   Maintenance of Insurance. (a) Such Domestic Loan Party will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) to the extent requested by the Administrative Agent, insuring such Domestic Loan Party, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

(b)  All such insurance shall, in the case of any general liability, property and casualty, business interruption or umbrella liability insurance, provide for not less than 30 days’ prior notice to the Administrative Agent of cancellation of such insurance (or providing for such other notice of cancellation as shall be reasonably acceptable to the Administrative Agent), (ii) in the case of any general liability, property and casualty, business interruption or umbrella liability insurance name the Administrative Agent as insured party or loss payee, as applicable, and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

(c)  If requested by the Administrative Agent, the Company shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Company’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

5.4   Payment of Obligations. Such Domestic Loan Party will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except (i) for taxes, assessments, charges or levies that, if unpaid, could not result in a material impairment of any Collateral or its value and (ii) that no such tax, assessment, charge or levy need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Domestic Loan Party and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.5   Maintenance of Perfected Security Interest; Further Documentation. (a) Such Domestic Loan Party shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Domestic Loan Party under the Loan Documents to dispose of the Collateral.

(b)  Such Domestic Loan Party will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Domestic Loan Party and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)  Subject to Section 5.5(d), at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Domestic Loan Party, such Domestic Loan Party will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Deposit Accounts, Investment Property (including Securities Accounts), Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto (including, where applicable, the execution of “control agreements”).

(d)  In the case of Deposit Accounts and Securities Accounts, the Administrative Agent will not require “control” over (i) payroll accounts, (ii) zero balance accounts or (iii) so long as no Default or Event of Default has occurred and is continuing, Non-Control Accounts in which the aggregate balance is less than both (x) $5,000,000 at any one time and (y) $2,500,000 in aggregate average daily balance for the most recent monthly reporting period (such amounts constituting the “Account Threshold Amount”). The Company shall promptly notify the Administrative Agent at any time the aggregate balance in Non-Control Accounts exceeds the Account Threshold Amount, such notice to identify the financial institutions and related account numbers and balances.

5.6    Changes in Locations, Name, etc. (a) Such Domestic Loan Party will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

              (i)  change its jurisdiction of organization from that referred to in Section 4.4; or

              (ii) change its name.

(b)  Such Domestic Loan Party may permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5, so long as such location is in the United States and such Domestic Loan Party, upon request by the Administrative Agent, provides to the Administrative Agent a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept and delivers to the Administrative Agent all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

5.7   Notices. Such Domestic Loan Party will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

          (a)  any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b)  of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8   Investment Property. (a) If such Domestic Loan Party shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Domestic Loan Party shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Domestic Loan Party to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Domestic Loan Party and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations, provided that such Domestic Loan Party shall not be required to deliver any certificates, options or rights in excess of 65% of the Foreign Subsidiary Voting Stock of any Foreign Subsidiary. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer (other than a Subsidiary that is liquidated or dissolved in a transaction permitted under Section 7.04 of the Credit Agreement) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected first priority security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Domestic Loan Party, such Domestic Loan Party shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders or otherwise subject such money or property to a perfected first priority security interest in favor of the Administrative Agent as additional collateral security for the Obligations.

            (b)  Without the prior written consent of the Administrative Agent, such Domestic Loan Party will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment

Property, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Domestic Loan Party or the Administrative Agent to sell, assign or transfer any of the Investment Property.

            (c)  In the case of each Domestic Loan Party which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

      5.9    Receivables. (a) Other than in the ordinary course of business, such Domestic Loan Party will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

            (b)  Such Domestic Loan Party will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.10    Intellectual Property. (a) Such Domestic Loan Party (either itself or through licensees) will (i) continue to use each material Trademark on its trademark class of goods in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Laws, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

           (b)  Such Domestic Loan Party (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

           (c)  Such Domestic Loan Party (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Domestic Loan Party will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

            (d)  Such Domestic Loan Party (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe in any material respect the intellectual property rights of any other Person.

            (e)  Such Domestic Loan Party will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Domestic Loan Party’s ownership of, or the validity of, any material Intellectual Property or such Domestic Loan Party’s right to register the same or to own and maintain the same.

            (f)  Whenever such Domestic Loan Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Domestic Loan Party shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Domestic Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Domestic Loan Party relating thereto or represented thereby.

            (g)  Such Domestic Loan Party will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

            (h)  In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Domestic Loan Party shall (i) take such actions as such Domestic Loan Party shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value and if such infringement, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect, promptly notify the Administrative Agent after it learns thereof.

SECTION 6. REMEDIAL PROVISIONS

6.1    Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Domestic Loan Party shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s request, at any time after the occurrence and during the continuance of an Event of Default and at the expense of the relevant Domestic Loan Party, such Domestic Loan Party shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

            (b)  The Administrative Agent hereby authorizes each Domestic Loan Party to collect such Domestic Loan Party’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Domestic Loan Party, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Domestic Loan Party in the exact form received, duly indorsed by such Domestic Loan Party to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Domestic Loan Party in trust for the Administrative Agent and the Lenders, segregated from other funds of such Domestic Loan Party. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            (c)  At the Administrative Agent’s request at and after the occurrence and during the continuance of an Event of Default, each Domestic Loan Party shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2    Communications with Obligors; Domestic Loan Parties Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables, provided that the Administrative Agent will not make communications in its own name unless an Event of Default has occurred and is continuing.

            (b)  Upon the written request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Domestic Loan Party shall notify obligors on the Receivables that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

            (c)  Anything herein to the contrary notwithstanding, each Domestic Loan Party shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto), by reason of or arising out of this Agreement or the receipt by the

Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Domestic Loan Party under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3    Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Domestic Loan Party of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Domestic Loan Party shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

            (b)  If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Domestic Loan Party, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Domestic Loan Party or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Domestic Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (c)  Each Domestic Loan Party hereby authorizes and instructs each Issuer of any Investment Property pledged by such Domestic Loan Party hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Domestic Loan Party, and each Domestic Loan Party agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4    Proceeds to be Turned Over To Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Domestic Loan Party, all Proceeds received by any Domestic Loan Party consisting of cash, checks and cash equivalents shall be held by such Domestic Loan Party in trust for the Administrative Agent and the Lenders and shall, forthwith upon receipt by such Domestic Loan Party, be turned over to the Administrative Agent in the exact form received by such Domestic Loan Party (duly indorsed by such Domestic Loan Party to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Domestic Loan Party in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5    Application of Proceeds. At such intervals as may be agreed upon by the Company and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the order set forth in Section 8.03 of the Credit Agreement, and each Domestic Loan Party irrevocably waives the right to direct the application of such payments and proceeds.

6.6    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Domestic Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Domestic Loan Party, which right or equity is hereby waived and released. Each Domestic Loan Party further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Domestic Loan Party’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent, with the consent of the Required Lenders, may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Domestic Loan Party. To the extent permitted by applicable law, each Domestic Loan Party waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7    Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Domestic Loan Party will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Domestic Loan Party agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

            (b)  Each Domestic Loan Party recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Domestic Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

            (c)  Each Domestic Loan Party agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Laws. Each Domestic Loan Party further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Domestic Loan Party, and such Domestic Loan Party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8    Deficiency. Each Domestic Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1    Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Domestic Loan Party hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Domestic Loan Party and in the name of such Domestic Loan Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Domestic Loan Party hereby gives the Administrative Agent the power and right, on behalf of such Domestic Loan Party, without notice to or assent by such Domestic Loan Party, to do any or all of the following:

    (i)  in the name of such Domestic Loan Party or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

    (ii)  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Domestic Loan Party relating thereto or represented thereby;

    (iii)  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

    (iv)  execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

    (v)  (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; defend any suit, action or proceeding brought against such Domestic Loan Party with respect to any Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Domestic Loan Party’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Domestic Loan Party might do.

            Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

            (b)  If any Domestic Loan Party fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c)  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Domestic Loan Party, shall be payable by such Domestic Loan Party to the Administrative Agent on demand.

            (d)  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2    Duty of the Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Domestic Loan Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Domestic Loan Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3    Execution of Financing Statements. Pursuant to any applicable law, each Domestic Loan Party authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Domestic Loan Party in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Domestic Loan Party authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Domestic Loan Party hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4    Authority of the Administrative Agent. Each Domestic Loan Party acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Domestic Loan Parties,

the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Domestic Loan Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.02 of the Credit Agreement.

8.2    Notices. All notices, requests and demands to or upon the Administrative Agent or any Domestic Loan Party hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Domestic Loan Party shall be addressed to such Domestic Loan Party at its notice address set forth on Schedule 1.

8.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4    Enforcement Expenses; Indemnification. i) Each Domestic Loan Party agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Domestic Loan Party under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Domestic Loan Party is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

            (b)  Each Domestic Loan Party agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent the Company would be required to do so pursuant to Section 10.04 of the Credit Agreement.

            (c)  Each Domestic Loan Party agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 10.04 of the Credit Agreement.

            (d)  The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Domestic Loan Party and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that (i) no Domestic Loan Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and (ii) this Section 8.5 is subject to Section 8.17(b).

8.6    Set-Off. Each Domestic Loan Party hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 8.01(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Domestic Loan Party or any other Domestic Loan Party, any such notice being expressly waived by each Domestic Loan Party, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Domestic Loan Party, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Domestic Loan Party to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Domestic Loan Party, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. As security for the Obligations, each Domestic Loan Party hereby grants a security interest to each Lender in all deposits of such Domestic Loan Party with such Lender. The Administrative Agent and each Lender shall notify such Domestic Loan Party promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

8.7    Foreign Currency. If the Administrative Agent so notifies a Domestic Loan Party in writing, at the Administrative Agent’s sole and absolute discretion, payments under this Guaranty and Collateral Agreement shall be the U.S. Dollar equivalent of the Obligations or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty and Collateral Agreement is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the

Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Administrative Agent in the place of the Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above. Each Domestic Loan Party shall indemnify the Administrative Agent and the Lenders and hold the Administrative Agent and the Lenders harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Domestic Loan Parties or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

8.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.9    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.11    Integration. This Agreement and the other Loan Documents represent the agreement of the Domestic Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.12    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.13    Submission To Jurisdiction; Waivers. Each Domestic Loan Party hereby irrevocably and unconditionally:

  (a)  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

  (b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

  (c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Domestic Loan Party at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

  (d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.14    Acknowledgements. Each Domestic Loan Party hereby acknowledges that:

  (a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

  (b)  neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Domestic Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Domestic Loan Parties, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

  (c)  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Domestic Loan Parties and the Lenders.

8.15    WAIVER OF JURY TRIAL. EACH DOMESTIC LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16    Additional Domestic Loan Parties. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 6.13 of the Credit Agreement shall become a Domestic Loan Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.17    Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Related Credit Arrangements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Domestic Loan Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Domestic Loan Parties. At the request and sole expense of any Domestic Loan Party following any such termination, the Administrative Agent shall deliver to such Domestic Loan Party any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Domestic Loan Party such documents as such Domestic Loan Party shall reasonably request to evidence such termination.

            (b)  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Domestic Loan Party in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Domestic Loan Party, shall execute and deliver to such Domestic Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Domestic Loan Party shall be released from its obligations hereunder in the event that all the Capital Stock of such Domestic Loan Party shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Domestic Loan Party and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

* * *

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

AFTERMARKET TECHNOLOGY CORP. By: /s/ Joseph Salamunovich
Name: Joseph Salamunovich
Title: Vice President

AARON’S AUTOMOTIVE PRODUCTS, INC.
ACI ELECTRONICS HOLDING CORP.
ACI ELECTRONICS INVESTMENT CORP.
ATC INFORMATION SERVICES, INC.
ATS REMANUFACTURING, INC.
AUTOCRAFT INDUSTRIES, INC.
AUTOCRAFT REMANUFACTURING CORP.
PROFORMANCE POWERTRAIN PRODUCTS, INC.

By: /s/ Joseph Salamunovich

Name: Joseph Salamunovich
Title: Vice President

ATC LOGISTICS & ELECTRONICS, L.P. By: ACI ELECTRONICS HOLDING CORP., its General Partner By: /s/ Joseph Salamunovich
Name: Joseph Salamunovich
Title: Vice President